EXHIBIT 32.1

Certification by the Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of EDAP TMS S.A. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the period ended June 30, 2026 (the “Quarterly Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2026	/s/ RYAN RHODES
Ryan Rhodes
Chief Executive Officer (Principal Executive Officer)

Dated: August 14, 2026	/s/ KEN MOBECK
Ken Mobeck
Chief Financial Officer (Principal Financial Officer)

This certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of EDAP TMS S.A. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in such filing.